SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2005

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                          Results of Operations and Financial Conditions

On May 9, 2005, priceline.com Incorporated announced its financial results for the first quarter ended March 31, 2005.  A copy of priceline.com’s consolidated balance sheet at March 31, 2005 and consolidated statement of operations for the three months ended March 31, 2005 are included in the financial and statistical supplement attached to the press release as Exhibit 99.1 to this Current Report on Form 8-K.  The consolidated balance sheet at March 31, 2005 and consolidated statement of operations for the three months ended March 31, 2005 shall be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 7.01.                                          Regulation FD Disclosure

On May 9, 2005, priceline.com Incorporated announced its financial results for the fiscal quarter ended March 31, 2005.  A copy of priceline.com’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Priceline.com conducted its 1st quarter 2005 earnings conference call on May 9, 2005.  During the call, priceline.com said it expected 2nd quarter 2005 gross travel bookings and revenues to increase approximately 25% and 5%, respectively, over the same period in 2004.  Priceline.com announced that it expected consolidated advertising expenses of approximately $23.0 million in the 2nd quarter 2005 and expected slightly more to be spent “off-line” than “on-line.”  Priceline.com estimated that sales and marketing expenses in the 2nd quarter 2005 would be between $10.5 and $11.0 million.  Priceline.com stated that it expected personnel costs to be approximately $10.0 to $10.5 million in the 2nd quarter 2005.  With respect to 2nd quarter 2005, priceline.com stated it expected general and administrative expenses of approximately $4.5 to $5.0 million, information technology expenses of approximately $3.0 to $3.2 million, and depreciation and amortization expenses, excluding acquisition related amortization, of approximately $2.6 million.  Priceline.com stated that it expected cash income tax expense of approximately $200,000 in the 2nd quarter 2005 and did not expect to have any meaningful income tax expense on foreign sourced earnings in the 2nd quarter 2005.  In addition, priceline.com noted that its “organic” gross travel bookings would have grown approximately 23% in the 1st quarter 2005 when compared to the 1st quarter 2004, assuming that priceline.com owned both Active Hotels and Travelweb during both periods and excluding the sale of hotel rooms by Travelweb through Orbitz (the sale of which priceline.com noted it did not expect to extend past the end of the expiration of the Travelweb-Orbitz contract at the end of 2005).

The information set forth above and in the attached press release contains forward-looking statements relating to priceline.com’s performance during 2005.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to priceline.com on the date this report was submitted.  Priceline.com undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  A more thorough discussion of certain factors which may affect priceline.com’s operating results is included in priceline.com’s recent filings with the Securities and Exchange Commission and will also be included in priceline.com’s Quarterly Report on Form 10-Q for the three months ended March 31, 2005 to be filed with the Securities and Exchange Commission on or about May 10, 2005.  The information set forth above is qualified in its entirety by reference to the press release (which includes a financial and statistical supplement), a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1 hereto and the accompanying financial and statistical supplement and related information) shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.                                          Financial Statements and Exhibits

(c) Exhibits

99.1         Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on May 9, 2005 relating to, among other things, its 1st quarter earnings.  The consolidated balance sheet at March 31, 2005 and consolidated statement of operations for the three months ended March 31, 2005 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

	By:	/s/ Jeffery H. Boyd
		Name:	Jeffery H. Boyd
		Title:	President and Chief
Executive Officer

Date: May 10, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on May 9, 2005 relating to, among other things, its 1st quarter earnings. The consolidated balance sheet at March 31, 2005 and consolidated statement of operations for the three months ended March 31, 2005 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”